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EXHIBIT 99.01

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Fuld, Jr., certify that:

1.
The Quarterly Report on Form 10-Q for the quarter ended May 31, 2003 (the "Report") of Lehman Brothers Inc. (the "Company"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2003

/s/ RICHARD S. FULD, JR. Richard S. Fuld, Jr. Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lehman Brothers Inc. and will be retained by Lehman Brothers Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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STATEMENT OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002